April 22, 2003




Securities and Exchange Commission
450 West Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We hereby consent to the inclusion of our Report of Independent Certified Public Accountants for Gravity Spin Holdings, Inc. in Form SB2/A, dated October 30, 2002, as of July 31, 2002 and 2001 and the years then ended and to the reference therein to our firm as experts.


/s/ Miller and McCollom

MILLER AND MCCOLLOM
Certified Public Accountants
4350 Wadsworth Boulevard, Suite 300
Wheat Ridge, Colorado 80033